CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Guidant Corporation 1996 Nonemployee Directors Stock Plan of our reports dated February 13, 1996 with respect to the consolidated financial statements of Guidant Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.




                                     s/Ernst & Young LLP


December 12, 1996